SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: February 6, 2001


                             WORLD WIDE VIDEO, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


COLORADO                         0-26235                   54-1921580
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(State or other                 (Commission                (IRS Employer
 jurisdiction of                 File Number)             Identification No.)
 incorporation)



                     102A N. MAIN STREET, CULPEPER, VA 22701
                     ---------------------------------------
                                    (Address)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (540)727-7551
                                  -------------



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

          None.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

          None.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

          None.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.

ITEM 5. OTHER EVENTS

World Wide Video, Inc. has received a contract for their "Home MD (tm)" medical monitoring device from Advanced Medtronix, Inc. of Austin, Texas. The contract calls for a minimum of 240 "Home MD (tm)" units, to begin shipping twenty (20) units per month for the next 12 months, beginning in the second quarter 2001.

The "Home MD (tm)" is an integrated medical monitoring system, allowing a homebound patient to communicate meaningful medical care data to a health care provider over normal telephone lines. The "Home MD (tm)" is a video monitor, PTZ Camera along with medical equipment connectors, utilizing with WWV's remote audio/video (RAV (tm)) technology. The medical interface accepts most FDA approved and physician-selected peripherals which support electronic transfer of patient data.

Both the patient and health care provider have simultaneous audio/video communication, with real-time data transfer of the collected medical data over the video monitor. The system uses the International H.324 Standard for audio, video and data transmission over normal phone lines.

ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

          None.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

          Financial Statements:                             None.
          Consolidated Pro Forma Financial Statements:      None
          Exhibits:

                    10.1 Contract Letter & Specifications



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2001
                                        World Wide Video, Inc.

                                        By:/s/John G. Perry
                                        John G. Perry, President